EXHIBIT 23
                                                                  ----------





        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-49335, 33-49337, 333-104469, 333-45279 and 333-
103722) pertaining to various employee benefit plan filings and in the Registration Statement (Form S-3 No. 33-34499) of EMC Insurance Group Inc. and in the related Prospectuses of our reports dated March 11, 2005 with respect to the consolidated financial statements and schedules of EMC Insurance Group Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.




                                       /s/ Ernst & Young LLP


Des Moines, Iowa
March 29, 2005